As filed with the Securities and Exchange Commission on
                      August 12, 1999

                               Registration No. 333-
=============================================================

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   ----------------------

                          FORM S-3
                   REGISTRATION STATEMENT
                           Under
                 The Securities Act of 1933
                       Deere & Company
    (exact name of Registrant as specified in its charter)

           Delaware                           36-2382580
(State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)           Identification No.)

                    One John Deere Place
                Moline, Illinois  61265-8098
                      (309) 765-8000

      (Name, address, including zip code, and telephone
         number, including area code, of Registrant's
                principal executive offices)
            ------------------------------------

                      Michael A. Harring
                       Deere & Company
                     One John Deere Place
                 Moline, Illinois  61265-8098
                       (309) 765-5799

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy to:
                      Kevin J. McCarthy
                      Bell, Boyd & Lloyd
                    70 West Madison Street
                  Chicago, Illinois   60602
                       (312) 372-1121

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
plans, please check the following box.  [    ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [    ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  [    ]
    If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.  [    ]

              -------------------------------
              CALCULATION OF REGISTRATION FEE
=============================================================
     Title of Each Class of                      Amount to
   Securities to be Registered                 be Registered
---------------------------------              --------------
Common Stock, $1.00 par value (2)                1,531,957

   Proposed            Proposed
    Maximum             Maximum
Offering Price         Aggregate              Amount of
 Per Share (1)     Offering Price (1)    Registration Fee (1)
--------------     ------------------    --------------------
    $39.97            $61,232,321              $17,023
=============================================================
(1) Calculated in accordance with Rule 457(c) based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange, Inc. on August 6, 1999.
(2) Pursuant to the registrant's Rights Agreement, as amended from time to time, each share of Common Stock includes a right to purchase certain shares of Preferred Stock which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

               -------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=============================================================

                    Subject to Completion

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

         Preliminary Prospectus Dated August 12, 1999

PROSPECTUS
----------

                      1,531,957 Shares

                       DEERE & COMPANY

                         Common Stock

    All of the shares of our common stock being offered hereby are being offered by current stockholders. None of our directors or executive officers is selling shares in this offering, and neither we nor they will receive any proceeds from the sale of shares.

    Our common stock is listed on the New York Stock Exchange, Inc. under the trading symbol "DE." Our common stock is also listed on the Chicago and Frankfurt (Germany) Stock Exchanges. On August 10, 1999, the closing price of our common stock as reported on the New York Stock Exchange, Inc. was $39 13/16 per share.

    The selling stockholders, directly or through agents, brokers or dealers designated from time to time, may sell the shares of our common stock offered hereby from time to time on terms to be determined at the time of sale. See "Plan of Distribution."

    We have agreed to bear all expenses of registration of our common stock offered hereby under federal and state securities laws.

                 ---------------------------

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



       The date of this Prospectus is             , 1999

                      TABLE OF CONTENTS


Safe Harbor Statement.......................................1
The Company.................................................2
Where You Can Find More Information.........................3
Use of Proceeds.............................................3
Selling Stockholders........................................3
Plan of Distribution........................................5
Legal Matters...............................................6
Experts.....................................................6



                 --------------------------


    You should rely only on the information contained in this prospectus and any supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus and any supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

                    SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements made in this prospectus or other documents that we file with the Securities and Exchange Commission that are incorporated by reference herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Forward-looking statements relating to our businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which we compete; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates (including the effect of conversion to the euro); technological difficulties (including Year 2000 readiness); accounting standards; and other risks and uncertainties. Economic difficulties in Asia and other parts of the world could continue to adversely affect North American grain and meat exports. Retail sales of agricultural equipment are especially affected by the weather in the summer, while the number of housing starts is especially important to sales of construction equipment. Our outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning us and our businesses, including factors that potentially could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

                        THE COMPANY

    We (Deere & Company and its subsidiaries, collectively called "John Deere") manufacture, distribute and finance a full range of agricultural equipment; a broad range of equipment for construction, forestry and public works; and a variety of commercial and consumer equipment. We also provide credit, insurance products and health care for businesses and the general public. We believe that our worldwide sales of agricultural equipment during recent years have been greater than those of any other business in our industry. We also believe that John Deere is an important provider of most of the types of construction equipment that we market, and the leader in some size ranges. We also believe we are the world's largest producer of premium turf care equipment and utility vehicles. John Deere's operations are categorized into six business segments:

    The worldwide AGRICULTURAL EQUIPMENT segment manufactures and distributes a full line of farm equipment - including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated precision farming technology.

    The worldwide CONSTRUCTION EQUIPMENT segment manufactures and distributes a broad range of machines used in construction, earthmoving and forestry - including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; scrapers; motor graders; log skidders; and forestry harvesters. This segment also includes the manufacture and distribution of engines and drivetrain components for the original equipment manufacturer (OEM) market.

    The worldwide COMMERCIAL AND CONSUMER EQUIPMENT segment manufactures and distributes equipment for commercial and residential uses - including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; handheld products such as chain saws; string trimmers and leaf blowers; skid-steer loaders; utility vehicles; and other outdoor power products.

    The products produced by the equipment segments are marketed primarily through independent retail dealer networks and major retail outlets.

    The CREDIT segment, which mainly operates in the United States and Canada, primarily finances sales and leases by John Deere dealers of new and used equipment and sales by non-Deere dealers of recreational products. In addition, it provides wholesale financing to dealers of the foregoing equipment and finances retail revolving charge accounts.

    The INSURANCE segment issues policies in the United States primarily for: general and specialized lines of commercial property and casualty insurance; group accident and health insurance for employees of participating John Deere dealers; and disability insurance for employees of John Deere. The Company has agreed to sell its insurance operations to Sentry Insurance a Mutual Company pending regulatory approvals. For further information, see the Current Report dated July 28, 1999, which is incorporated herein by reference.

    The HEALTH CARE segment provides health management programs and related administrative services in the United
States to John Deere and commercial clients.

    The John Deere enterprise has manufactured agricultural machinery since 1837. The present company was incorporated under the laws of Delaware in 1958. The address of our principal office is One John Deere Place, Moline, Illinois
61265-8098. Its telephone number is (309) 765-8000.

             WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. Our common stock is also listed on the Chicago and Frankfurt (Germany) Stock Exchanges. Information about us also is available at those locations.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities has been completed. This prospectus is part of a registration statement filed with the SEC under the Securities Act.

-    Annual Report on Form 10-K for the year ended
     October 31, 1998.

-    Current Reports on Form 8-K dated November 24, 1998,
     February 16, 1999, April 29, 1999, May 18, 1999,
     June 29, 1999 and July 28, 1999.

-    Quarterly Reports on Form 10-Q for the quarters ended
     January 31, 1999 and April 30, 1999.

    You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                       Deere & Company
                     One John Deere Place
                 Moline, Illinois 61265-8098
                 Attn:  Stockholder Relations
                       (309) 765-4539


                      USE OF PROCEEDS

    The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sales of these shares.

                    SELLING STOCKHOLDERS

    The selling stockholders include former stockholders (or persons who received their shares of common stock from a former stockholder) of three companies we have acquired:
InterAg Technologies, Inc., Phoenix International Corporation and Agris Corporation. We have registered the shares under the Securities Act in accordance with registration rights we granted to the selling stockholders when we acquired InterAg, Phoenix and Agris. Our registration of the shares does not necessarily mean that any selling stockholder will sell any or all of his/her shares.

    The following table sets forth the number of shares owned by each of the selling stockholders. All information contained in the table below is based upon their beneficial ownership as of May 24, 1999. We are not able to estimate the amount of shares that will be held by the selling stockholders after the completion of this offering because those selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of their shares. The following table assumes that all of the shares being registered will be sold. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

                                      Number of   Percent of
                        Number of     Shares      Outstanding
Name of                 Shares        Registered  Shares
Selling                 Beneficially  for Sale    After the
Stockholder             Owned         Hereby      Offering
----------------------  ------------  ----------  -----------
Agri-Sales Associates       2,395       2,395         *
Michael J. Allen            3,198       3,198         *
Geoff R. Andersen          26,167      10,660         *
Andrew Arnold               1,722       1,722         *
Barry D. Batcheller       113,139      76,374         *
Daniel T. Berg              2,460       2,460         *
Bruce N. Binnix             1,640       1,640         *
Sally J. Bosh              18,263      16,425         *
Cairnwood Group L.L.C.     91,913      91,913         *
Capital Partners, L.L.C.  974,886     974,886         *
Joyce E. Cowgur            56,699      56,699         *
Luke A. Crawford           28,249      12,710         *
Patricia C. Edge            3,198       3,198         *
Fuji Univance Corporation  22,811      22,811         *
Roger D. Graham            27,748      12,300         *
Lyle T. Hartz               1,722       1,722         *
Thomas R. Horsley          17,220      17,220         *
L. Robert Johnson           2,460       2,460         *
Ronald L. Leiker           31,941      14,596         *
Debra R. Levos             15,000      15,000         *
Roger A. Levos             23,208      14,017         *
Timothy P. Lundberg        60,815      42,433         *
Ted S. Macy                 6,560       6,560         *
Jerry Marcks                2,132       2,132         *
Renick Martin               2,132       2,132         *
Karl-Heinz Mertins          5,037       5,037         *
Paul A. Nystuen            24,707      21,900         *
Cathy Olson                 3,198       3,198         *
Gerald L. Pearson           9,618       9,618         *
Thayer B. Pendleton        28,012      12,505         *
Carol A. Rinauro            1,722       1,722         *
Tom Taylor                 39,207      19,680         *
John C. Thomas              5,475       5,475         *
David P. Tommerson          1,752       1,752         *
Michael A. Tuchsherer       1,287       1,287         *
J. Scott Turner            17,220      17,220         *
Lynne Vongries              7,380       7,380         *
Mark A. Wolfe              19,522      17,520         *

* Less than one percent.

    The selling stockholders received their shares of common stock covered by this prospectus pursuant to our acquisition of the remaining shares of InterAg Technologies, Inc. in March 1999, our acquisition of the remaining shares of Phoenix International Corporation in May 1999 and/or our acquisition of the remaining shares of Agris Corporation in May 1999. Several of the selling stockholders currently are employed by wholly-owned subsidiaries of the Company.

    This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with our common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

                    PLAN OF DISTRIBUTION

    The shares may be sold or distributed from time to time by the selling stockholders named in this prospectus, by their donees, pledgees or transferees, or by their other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents. We are not aware that any of the selling stockholders have entered into any arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock.

    The selling stockholders may offer their shares at various times in one or more of the following transactions:

- in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

- in transactions involving cross or block trades or otherwise on any national securities exchange, such as the New York Stock Exchange, on which the common stock may be listed;

- in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

- in transactions "at the market" to or through market makers in the common stock;

- in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

- through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

-    in privately negotiated transactions;

-    in transactions to cover short sales; or

-    in a combination of any of the foregoing transactions.

    In addition, the selling stockholders also may sell their shares in private transactions or in accordance with Rule 144 under the Securities Act rather than under this prospectus.

    From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders who donate or otherwise transfer their shares will decrease as and when the selling stockholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be selling stockholders for purposes of this prospectus.

    The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the

Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

    The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.

    Under our agreements with the selling stockholders, we are required to bear the expenses relating to the registration of this offering. The selling stockholders will bear any underwriting discounts or commissions, brokerage fees, stock transfer taxes and fees of their legal counsel. We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

    Upon the company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act. In addition, upon the company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                        LEGAL MATTERS

    The validity of the securities have been passed upon for us by Bell, Boyd & Lloyd, 70 West Madison Street, Suite 3300,
Chicago, Illinois  60602.

                           EXPERTS

    The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           PART II

          INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth the estimated expenses, all of which are to be borne by the Company, in connection with the registration, issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

    SEC Registration Fee...................... $ 17,023
    Legal Fees and Expenses...................   15,000
    Accountants' Fees and Expenses............    5,000
    Printing and Engraving Expenses...........    5,000
    Miscellaneous.............................    2,977
                                               --------
        Total................................. $ 45,000

Item 15. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of Delaware authorizes the registrant to indemnify its directors and officers under specified circumstances. Article seventh of the restated certificate of incorporation of the registrant provides in effect that the registrant shall provide certain indemnification to such persons.

    The registrant has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by the registrant in a proportion based upon the relative benefits to, and relative fault of, the registrant and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of the registrant against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

    The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits.

    A list of the exhibits included or incorporated by reference as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 17. Undertakings.

    (a)   The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section
                 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

Page II-1

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and
    (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Page II-2

                         SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois on August 11, 1999.

                    DEERE & COMPANY

                    By:  /s/ H. W. Becherer
                         ------------------------------------
                         Hans W. Becherer
                         Chairman and Chief Executive Officer


                      POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

    Each person signing below also hereby appoints Hans W. Becherer and Nathan J. Jones, and each of them singly, his or her lawful attorney-in-fact with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

    Signature                 Title               Date
    ---------                 -----               ----

/s/ H. W. Becherer        Chairman, Director  August 11, 1999
------------------------- and Chief Executive
    Hans W. Becherer      Officer (principal
                          executive officer)

/s/ John R. Block         Director            August 11, 1999
-------------------------
    John R. Block

/s/ Leonard A. Hadley     Director            August 11, 1999
-------------------------
    Leonard A. Hadley

/s/ Regina E. Herzlinger  Director            August 11, 1999
-------------------------
    Regina E. Herzlinger

/s/ Samuel C. Johnson     Director            August 11, 1999
-------------------------
    Samuel C. Johnson

/s/ Nathan J. Jones       Senior Vice         August 11, 1999
------------------------- President, Principal
    Nathan J. Jones       Financial Officer
                          and Principal
                          Accounting Officer

/s/ Arthur L. Kelly       Director            August 11, 1999
-------------------------
    Arthur L. Kelly

/s/ Antonio Madero B.     Director            August 11, 1999
-------------------------
    Antonio Madero B.

/s/ William A. Schreyer   Director            August 11, 1999
-------------------------
    William A. Schreyer

/s/ John R. Stafford      Director            August 11, 1999
-------------------------
    John R. Stafford

/s/ John R. Walter        Director            August 11, 1999
-------------------------
    John R. Walter

/s/ Arnold R. Weber       Director            August 11, 1999
-------------------------
    Arnold R. Weber

Page II-3

                      INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit
----------          ----------------------
    2.     Not applicable

    3.1    Certificate of incorporation, as amended (Exhibit
           3.1 to Form 10-K of registrant for the year ended
           October 31, 1995*)

    3.2 Certificate of Designation Preferences and Rights of Series A Participating Preferred Stock (Exhibit
           3.2 to Form 10-K of registrant for the year ended
           October 31, 1998*)

    3.3 By-laws, as amended (Exhibit 3.3 to Form 10-K of registrant for the year ended October 31, 1997*)

    4.1 Indenture dated October 1, 1998 between registrant and The Chase Manhattan Bank, as Trustee (Exhibit
           4.1 to Form 10-K of registrant for the year ended
           October 31, 1998*)

    4.2 Credit agreements among registrant, John Deere Capital Corporation, various financial institutions, and Chemical Bank, The Chase Manhattan Bank (National Association), Bank of Americas National Trust and Savings Association, Deutsche Bank AG, and The Toronto Dominion Bank, as Managing Agents, dated as of April 5, 1995 (Exhibit 4.1(a) and 4.1(b) to Form 10-Q of registrant for the period ended April 30, 1995*)

    4.3    Credit agreements among John Deere Limited, John
           Deere Finance Limited, various financial institutions and The Toronto-Dominion Bank as agent, dated as of April 5, 1995 (Exhibit 4.2(a) and 4.2(b) to Form 10-Q of registrant for the quarter ended April 30, 1995*)

    4.4 Amended and restated credit agreements among the registrant, John Deere Capital Corporation, various financial institutions and The Chase Manhattan Bank, Bank of America National Trust and Savings Association, Deutsche Bank AG New York Branch, The Toronto-Dominion Bank, Morgan Guaranty Trust Company of New York, NationsBank, N.A. and The First National Bank of Chicago as Managing Agents dated as of February 24, 1998 (Exhibit 4.1 to Form 10-Q of the registrant for the quarter ended April 30, 1998*)

    4.5 Third Amending Agreements to Loan Agreements among John Deere Limited, John Deere Credit Inc., various financial institutions and The Toronto-Dominion Bank as agent, dated as of February 24, 1998 (Exhibit 4.2 to Form 10-Q of the registrant for the quarter ended April 30, 1998*)

    4.6 Form of common stock certificate (Exhibit 4.6 to Form 10-K of registrant for the year ended October
           31, 1998*)

    4.7 Rights Agreement dated as of December 3, 1997 between registrant and The Bank of New York
           (Exhibit 1 to the registration statement on Form
           8-A of registrant filed December 10, 1997*)

    4.8 Amended and restated credit agreement among the registrant, John Deere Capital Corporation, various financial institutions and The Chase Manhattan Bank, Bank of America National Trust and Savings Association, Deutsche Bank AG New York Branch, The Toronto-Dominion Bank, as Managing Agents dated as of February 23, 1999 (Exhibit 4 to Form 8-K of registrant dated May 18, 1999*)

Certain instruments relating to long-term debt constituting less than 10% of the registrant's total assets, are not filed as exhibits herewith pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K. The registrant will file copies of such instruments upon request of the Commission.

    5.     Opinion of Bell, Boyd & Lloyd

Page II-4

Exhibit No.         Description of Exhibit
----------          ----------------------

    8.     Not applicable

    12.    Computation of ratio of earnings to fixed charges
           (Exhibit 12 to Form 10-Q of the registrant for the quarter ended April 30, 1999*)

    23.1   Consent of Deloitte & Touche LLP

    23.2 Consent of Bell, Boyd & Lloyd (included in their opinion filed as Exhibit 5)

    24.    Power of Attorney (included on signature page)

    27. Financial Data Schedule (Exhibit 27 to Form 10-K of registrant for the year ended October 31, 1998*)

-------------------------------------------

* Incorporated by reference. Copies of these exhibits are available from the Company upon request.

Page II-5